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Exhibit 31.03

CERTIFICATION

I, Michael Weiner, Chief Executive Officer of New Frontier Media, Inc., certify that:

1.
I have reviewed this Amendment No. 1 to Form 10-K on Form 10-K/A of New Frontier Media, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ MICHAEL WEINER Michael Weiner
Dated: September 3, 2010	Chief Executive Officer (Principal Executive Officer)

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CERTIFICATION